UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

Toll Brothers, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

At a meeting held on May 17, 2010, the Toll Brothers, Inc. (“Company”) Board of Directors appointed Douglas C. Yearley, Jr., 50, currently Executive Vice President of the Company, to the position of Chief Executive Officer, effective June 16, 2010. Robert I. Toll, the Company’s current Chief Executive Officer and Chairman of the Board, will remain as Executive Chairman of the Board.

In addition, Mr. Yearley was elected to the Company’s Board of Directors, effective June 16, 2010. A copy of the Company’s press release announcing Mr. Yearley’s promotion is attached hereto as Exhibit 99.1.

There is no arrangement or understanding between Mr. Yearley and any other person pursuant to which Mr. Yearley was elected as a director of the Company. Mr. Yearley does not have a family relationship with any of the officers or directors of the Company.

Biographical information and a description of Mr. Yearley’s professional background are provided in (a) the Company’s press release issued on May 17, 2010, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, and (b) Item 4A, “Executive Officers of the Registrant,” of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which is filed as Exhibit 99.2 hereto and incorporated herein by reference. A description of certain transactions with related persons involving Mr. Yearley is provided in the Company’s definitive proxy statement for the 2010 Annual Meeting of Stockholders, filed on February 1, 2010 in the section entitled “Certain Transactions,” which is filed as Exhibit 99.3 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

99.1	Press Release of Toll Brothers, Inc. issued May 17, 2010

99.2	Item 4A of the Company’s Annual Report on Form 10-K (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009)

99.3	The section entitled “Certain Transactions” of the Company’s definitive Proxy Statement (incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed on February 1, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010

TOLL BROTHERS, INC.

By: Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer